UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28 Wells Avenue, 3rd Floor, Yonkers, New York 10701

(Address of principal executive offices) (Zip Code)

(914) 207-2300

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 8, 2018, ContraFect Corporation (the “Company”) held its Annual Meeting of Stockholders. A total of 57,088,753 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 77.5% percent of the Company’s outstanding common stock as of the March 14, 2018 record date. The following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 21, 2018.

Item 1 — Election of seven directors for a term of office expiring on the date of the annual meeting of stockholders in 2019 and until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Steven C Gilman, Ph.D.	40,576,592	283,196	16,228,965
Sol Barer, Ph.D.	31,947,783	8,912,005	16,228,965
Isaac Blech	40,493,087	366,701	16,228,965
David N. Low, Jr.	40,691,591	168,197	16,228,965
Michael J. Otto, Ph.D.	40,703,451	156,337	16,228,965
Roger Pomerantz, M.D.	40,650,644	209,144	16,228,965
Cary W. Sucoff, J.D.	40,691,591	168,197	16,228,965

Item 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
56,996,391	62,902	29,460	0

Based on the foregoing votes, the seven director nominees were elected and Item 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTRAFECT CORPORATION

Date: May 9, 2018	By:	/s/ Natalie Bogdanos
Natalie Bogdanos
General Counsel and Corporate Secretary